EXHIBIT 8(a)(2)

                                                       [LOGO] STATE STREET

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                              A.A.R.P. GROWTH TRUST

                           Effective November 30, 1984


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I.   Administration
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     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

     A.A.R.P. Growth Trust consists of two separate portfolios. The current portfolios are as follows:

                          A.A.R.P. Growth & Income Fund
                          A.A.R.P. Capital Growth Fund

     Each portfolio will be individually subject to the administrative fee shown below. This fee is an annual charge, billed and payable monthly, based on the average net assets of each portfolio.


                                   ANNUAL FEE
                                   ----------


     Fund Net Assets
     ---------------

     First $20 million                              1/15     of   1%
     Next $80 million                               1/30     of   1%
     Excess                                         1/100    of   1%


     There will be no minimum monthly charge under this section.

II. Portfolio Trades - For each line item processed
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     State Street Bank Repos                       $7.00
     All other trades                             $12.00




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                                                            [LOGO] STATE STREET




III. Options
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     Option charge for each option written or closing
     contract, per issue, per broker                                     $25.00

     Option expiration charge, per issue, per broker                     $15.00

     Option exercised charge, per issue, per broker                      $15.00

IV. Lending of Securities
    ---------------------

     Deliver loaned securities versus cash collateral                    $20.00

     Deliver loaned securities versus securities
     collateral                                                          $30.00

     Receive/deliver additional cash collateral                          $ 6.00

     Substitutions of securities collateral                              $30.00

     Deliver cash collateral versus receipt of
     loaned securities                                                   $15.00

     Deliver securities collateral versus receipt
     of loaned securities                                                $25.00

     Loan administration - mark-to-market per day, per loan              $ 3.00


V. Special Services

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.




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                                                           [LOGO] STATE STREET


VI. Out-of-Pocket Expenses
    ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

        Telephone
        Wire charges ($3.85 per wire in and $3.70 out)
        Postage and insurance
        Courier service
        Legal fees
        Supplies related to fund records
        Rush transfer - $8 each
        Duplication
        DTC Eligibility Books
        Transfer fees
        Pricing services
        Sub-custodian charges
        Price Waterhouse Audit Letter



A.A.R.P.  GROWTH TRUST                       STATE STREET BANK & TRUST CO.


By:     /s/David S. Lee                      By:     /s/E.D. Hawkes, Jr.
       -------------------------                    -------------------------
Title:    Exec. Vice President               Title:    Vice President
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Date:     November 30, 1984                  Date:     October 5, 1984
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